As filed with the U.S. Securities and Exchange Commission on April 21, 2026.

Registration No. 333-290086

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 6

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPTIMI HEALTH CORP.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

British Columbia	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

269 David Brown Way

Princeton, B.C. V0X 1W0

Canada

(778) 761-4551

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor New York, NY 10168

(800) 221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin Friedmann, Esq. Siyuan An, Esq. Norton Rose Fulbright US LLP 1045 W. Fulton Market, Suite 1200 Chicago, IL 60607 (312) 964-7763	Kristopher Miks, Esq. Norton Rose Fulbright Canada LLP 510 West Georgia Street, Suite 1800 Vancouver, B.C. V6B 0M3, Canada (604) 687-6575	Kevin Roggow, Esq. Cozen O’Connor 3 World Trade Center 175 Greenwich Street, 55th Floor New York, NY 10007 (212) 908-1294

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 6 (this “Amendment”) to the Registration Statement on Form F-1 (No. 333-290086) (the “Registration Statement”) is being filed as an exhibit-only filing to file an amended Filing Fee Table, filed herewith as Exhibit 107. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 107. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

See Exhibit Index for a complete list of all exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

3.1**	Notice of Articles

3.2**	Articles

4.1**	Form of Underwriter Warrant

5.1**	Opinion of Norton Rose Fulbright Canada LLP regarding the validity of the common shares being registered

5.2**	Opinion of Norton Rose Fulbright US LLP regarding the enforceability of the Underwriter Warrants being registered

10.1**	2020 Equity Incentive Plan

10.2†**	Amended and Restated Industrial Lease Agreement dated as of September 1, 2021, entered into by and between the Company and BC Green Pharmaceuticals Inc.

10.3**	First Amendment to Amended and Restated Industrial Lease Agreement dated as of July 1, 2025, entered into by and between the Company and BC Green Pharmaceuticals Inc.

10.4†**	Loan Agreement dated as of August 4, 2023 entered into by and between the Company and Catcher Investments Limited

10.5†**	General Security Agreement dated as of August 4, 2023 entered into by and between the Company and Catcher Investments Limited

10.6†**	Loan Agreement dated August 29, 2023 entered into by and between the Company and 0959856 B.C. Ltd.

10.7†**	General Security Agreement dated August 29, 2023 entered into by and between the Company and 0959856 B.C. Ltd.

10.8†**	Loan Agreement dated August 29, 2023 entered into by and between the Company and Westward Visions Ltd.

10.9†**	General Security Agreement dated August 29, 2023 entered into by and between the Company and Westward Visions Ltd.

10.10†**	Loan Agreement dated November 1, 2023 entered into by and between the Company and Kerris Holdings Ltd.

10.11†**	General Security Agreement dated November 1, 2023 entered into by and between the Company and Kerris Holdings Ltd.

10.12**	Loan Agreement Amendment No.1 dated July 16, 2025 entered into by and between the Company and Kerris Holdings Ltd.

10.13†**	Purchase Agreement dated as of February 28, 2023 entered into by and among the Company, KMT Pharmaceuticals Pty Ltd and Mind Medicine Australia Limited

16.1**	Letter from Smythe LLP

21.1**	Principal Subsidiaries of the Registrant

23.1**	Consent of Davidson & Company LLP, an independent registered public accounting firm

23.2**	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1)

Exhibit No.	Description

23.3**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.2)

24.1**	Powers of Attorney (included on signature page)

99.1**	Code of Business Conduct and Ethics of the Registrant

107	Filing Fee Table

*	To be filed by amendment
**	Previously filed
†	Certain portions of this exhibit have been omitted because it is both not material and is the type that the registrant treats as private or confidential

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on April 21, 2026.

Optimi Health Corp.

By:	/s/ Dane Stevens
Name:	Dane Stevens
Title:	Chief Executive Officer, Chief Marketing Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on April 21, 2026 in the capacities indicated.

Signature	Title
/s/ Dave Stevens	Chief Executive Officer, Chief Marketing Officer and Director (principal executive officer)
Dane Stevens

*	Interim Chief Financial Officer and Director (principal financial and accounting officer)
Jacob Safarik

*	Chief Operating Officer and Director
Bryan Safarik

*	Chairman and Director
John James Wilson

*	Director
Jason Mosberian

*By:	/s/ Dave Stevens
Name:	Dane Stevens
Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Optimi Health Corp. has signed this registration statement or amendment thereto in New York on April 21, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.